Exhibit 99.2

                                 [Company Logo]
                                WestPoint Stevens
                                    Bulletin


                WESTPOINT STEVENS INC. RESCHEDULES ANNUAL MEETING

WestPoint Stevens Inc. has rescheduled its Annual Meeting of Stockholders. The new meeting date is June 29, 2000, at 9:00 a.m. EDT at the Ritz-Carlton, Buckhead, in Atlanta.

The Board of Directors has declared June 9, 2000, to be the record date for establishing stockholders who will be eligible to vote at the Annual Meeting.

                                                    Holcombe T. Green Jr.
                                                    Chairman
May 19, 2000                                        and Chief Executive Officer


Safe Harbor Statement: Except for historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and are subject to the safe harbor provisions of that Act. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statements. These risks and uncertainties, and assumptions concerning the Company's future operations and performance, could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements will prove to be accurate.